Exhibit 32.1
                    CERTIFICATION OF CEO PURSUANT TO
                         18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Annual Report of Nutritional Sourcing Corporation (the "Company") on Form 10-K for the fiscal year ended
 October 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William T. Keon III, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


 Dated:  December 23, 2004


                                                /s/ William T. Keon III
                                                ---------------------------
                                                William T. Keon III
                                                Chief Executive Officer


 The foregoing certification is being furnished solely pursuant to Section
 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Form 10-K or as a separate disclosure document.

















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